                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                              LAWSON SOFTWARE, INC.


         To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies:

                                    ARTICLE I

         The name of the corporation is Lawson Software, Inc.

                                   ARTICLE II

         The address of its registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law, as amended from time to time ("Delaware Law").

                                   ARTICLE IV

         The total number of shares which the corporation is authorized to issue is 550,000,000 shares as follows: 500,000,000 shares of common stock, par value $.01 per share (the "Common Stock") and 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         The Preferred Stock may be issued from time to time by the board of directors as shares of one or more class or series. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular class or series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the Delaware Law, to establish the number of shares to be included in each such class or series and to fix the designation and relative powers, including voting powers, preferences, rights, qualifications, limitations and restrictions thereof relating to


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



the shares of each such class or series. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:



         (i) the distinctive serial designation of such class or series and the number of shares constituting such class or series;

         (ii) the annual dividend rate on shares of such class or series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

         (iii) whether the shares of such class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (iv) the obligation, if any, of the corporation to retire shares of such class or series pursuant to a sinking fund;

         (v) whether shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (vi) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

         (vii) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the corporation; and

         (viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

         All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. When and as dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the corporation, the holders of the Common Stock shall be entitled to share equally, share for share, in such dividends. Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of the Preferred Stock shall be entitled, the remaining


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


assets of the corporation to be distributed to the holders of the stock of the corporation shall be distributed ratably among the holders of the shares of Common Stock. The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the corporation, except for matters on which holders of shares of a class or series of Preferred Stock are entitled by statute or board resolution to a separate vote of such class or series of Preferred Stock. On all matters to be voted on by the holders of Common Stock, the holders shall be entitled to one vote for each share thereof held of record.

                                    ARTICLE V

         The number of directors to constitute the whole board of directors shall be such number (not less than one nor more than twelve) as shall be fixed from time to time by resolution of the board of directors adopted by such vote as may be required in the by-laws. Each director shall hold office for a term of one year and until a successor is elected and qualified, or until the earlier death, resignation, or removal of the director. Directors shall be elected each year by the stockholders of the corporation at the annual meeting of stockholders. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by a majority of the directors then in office, even though less than a quorum of the board of directors, to serve until the end of the remainder of the term of the class to which such director is assigned and until his or her successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

                                   ARTICLE VI

         All actions required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of such stockholders.

                                   ARTICLE VII

         In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to adopt, amend, alter and repeal from time to time the by-laws of the corporation by majority vote of all directors.

                                  ARTICLE VIII

         The corporation reserves the right to amend this Certificate of Incorporation in any manner provided herein or permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.


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


                                   ARTICLE IX

         A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware Law is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the corporation, in addition to the circumstances set forth herein, shall have no liability as a director (or such liability shall be limited) to the fullest extent permitted by the Delaware Law as so amended. No repeal or modification of the foregoing provisions of this Article IX nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                    ARTICLE X

         The corporation shall, to the full extent permitted by Delaware Law, indemnify each officer and director of the corporation and may, but shall not be obligated to, indemnify any employee or agent of the corporation who is not an officer or director of the corporation as follows:

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall or may, as applicable, be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, employee benefit plan excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Paragraph (c) hereof with respect to proceedings to enforce


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


         rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

         (b) Right to Advancement of Expenses. The right to indemnification conferred in Paragraph (a) of this Article X shall include the right to be paid by the corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, if Delaware Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise.

         (c) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Paragraphs (a) and (b) of this Article X shall be contract rights; provided that indemnification of any officer or director of the Corporation shall be mandatory without further agreement or action by the officer or director of the corporation and indemnification of any other employee of the corporation shall require a board resolution or agreement with such employee. If a claim under Paragraph (a) or (b) of this Article X is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense for the corporation that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that the indemnitee has met the applicable standard of conduct set forth in Delaware Law and that indemnification of the indemnitee is therefore proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of the corporation to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the corporation.

         (d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or of disinterested directors or otherwise.

         (e) Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Delaware Law.

                                   ARTICLE XI

         The name and mailing address of the incorporator is:

                  Nola A. Kohler        220 South Sixth Street
                                        Minneapolis, MN  55402




Dated:  February 8, 2001.

                                        /s/ Nola A. Kohler
                                        ----------------------------
                                        Nola A. Kohler, Incorporator

                           CERTIFICATE OF DESIGNATIONS

                                     OF THE

                         RELATIVE RIGHTS AND PREFERENCES

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                              LAWSON SOFTWARE, INC.

                                  -------------


         The undersigned Vice President and Secretary of Lawson Software, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of said Corporation and pursuant to the provisions of Section 151 of Title 8 of the Delaware General Corporation Law, said Board of Directors adopted resolutions by unanimous consent dated as of February 22, 2001 providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of a series of preferred stock, which resolutions are as follows:

         RESOLVED, that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors does hereby provide for the designation of a series of preferred stock to be named "Series A Convertible Preferred Stock," initially consisting of 7,281,554 shares, and that to the extent that the designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock are not stated and expressed in the Certificate of Incorporation, the Board of Directors does hereby fix and herein state and express such designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

         The designations and the powers, preferences and rights of the Series A Convertible Preferred Stock are as follows:

         1. Designation. A total of Seven-Million Two-Hundred
Eighty-One-Thousand Five-Hundred-Fifty-Four (7,281,554) shares of the Corporation's Preferred Stock shall be designated as a series known as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

         2. Voting.

                  (a) Election of Directors. From the date that is three business days following the date of the original issuance of the Series A Preferred Stock and until such time as the Investors, as such term is defined in that certain Stock Purchase and Exchange Agreement, dated February 23, 2001 (the "Closing Date"), by and among the Corporation and the Investors named therein (the "Stock Purchase Agreement"), hold fewer than an aggregate of 728,155 shares of Series A Preferred Stock, the holders of outstanding shares of Series A Preferred Stock shall, voting together as a separate class, be entitled to elect one (1) Director of the Corporation. Such Director shall be elected by a plurality vote, with the elected candidate being the individual receiving the greatest number of affirmative votes (with each holder of Series A Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Series A Preferred Stock held by such holder) of the outstanding shares of Series A Preferred Stock, with votes cast against such candidate and votes withheld having no legal effect. The election of such Director shall occur
(i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock if such meeting is called for the purpose of electing directors, (iii) at any special meeting of holders of Series A Preferred Stock called by holders of not less than a majority of the outstanding shares of Series A Preferred Stock (a "Majority Interest"), or (iv) by the written consent of holders of the outstanding shares of Series A Preferred Stock entitled to vote for such Director in the manner and on the basis specified above. If at any time when any share of Series A Preferred Stock is outstanding any such Director should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series A Preferred Stock, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. The holders of outstanding shares of Series A Preferred Stock shall also be entitled to vote in the election of all other Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share of Series A Preferred Stock entitled to the number of votes specified in Section A.2(b) hereof. The holders of outstanding shares of Series A Preferred Stock may, in their sole discretion, determine not to elect a Director as provided herein from time to time, and during any such period the Board of Directors nonetheless shall be deemed duly constituted.

                  (b) Voting Generally. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section A.6 hereof as of the record date for the vote or written consent of stockholders, if applicable. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.8) or by law.

         3. Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends at such times and in such amounts as holders of outstanding shares of Common Stock, pro rata based on the number of shares of Common Stock held by each, determined on an as-if-converted basis (assuming full conversion of all such Series A Preferred Stock) as of the record date with respect to the declaration of such dividends. Such dividends shall not be cumulative.


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

         4. Liquidation; Merger, etc.

                  (a) Series A Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"):

                           (i) each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid in cash, before any amount shall be paid or distributed to the holders of the Common Stock or any other capital stock ranking on liquidation junior to the Series A Preferred Stock (the Common Stock and such other capital stock being referred to, collectively, as "Junior Stock"), an amount per share of Series A Preferred Stock equal to (A) $4.11999966 (the "Original Issue Price") plus (B) an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the "Series A Preference Amount"). If the amounts available for distribution by the Corporation to holders of Series A Preferred Stock upon a Liquidation Event are not sufficient to pay the aggregate Series A Preference Amount due to such holders, such holders of Series A Preferred Stock shall share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled.

                           (ii) Remaining Assets. After the prior payment in full of the Series A Preference Amount in connection with a Liquidation Event, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Junior Stock then outstanding.

                  (b) As-Converted Liquidation Payment. Notwithstanding
Section A.4(a), if, upon such Liquidation Event, the holders of outstanding Series A Preferred Stock would receive more than the aggregate amounts to be received under Section A.4(a) above in the event all of their shares of Series A Preferred Stock were converted into shares of Common Stock immediately prior to such Liquidation Event and such shares of Common Stock received a liquidating distribution or distributions from the Corporation, then each holder of outstanding shares of Series A Preferred Stock in connection with such Liquidation Event shall be entitled to be paid in cash, in lieu of the payments described in Section A.4(a) and before any amount shall be paid or distributed to the holders of Junior Stock, an amount per share of Series A Preferred Stock equal to such amount as would have been payable in respect of each share of Common Stock (including any fraction thereof) issuable upon conversion of such share of Series A Preferred Stock had such share of Series A Preferred Stock been converted to Common Stock immediately prior to such Liquidation Event pursuant to the provisions of Section A.6 hereof.

                  (c) Amount Payable in Mergers, etc. Subject to Section A.7(e) and other than in connection with any transaction that is a Qualified Sale (as defined in Section A.6(b) below), which Qualified Sale shall be treated under Section A.6(b), the holders of a Majority Interest may elect to have treated as a Liquidation Event: (i) any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation), (ii) any sale of all or substantially all of the assets of the Corporation to an unaffiliated third party, or (iii) any other transaction pursuant to or as a result of which a single person (or group of affiliated persons), which person or group of persons is not a security holder of the Corporation as of the Closing Date, acquires or holds capital stock of the Corporation representing a majority of the Corporation's outstanding voting power (a "Change of Control Transaction"). All consideration payable to the stockholders of the Corporation in connection with any such merger, consolidation, or Change of Control Transaction, or all consideration payable to the Corporation and distributable to its stockholders, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in connection with any such asset sale, shall be, as applicable, paid by the purchaser to the holders of, or distributed by the Corporation in redemption (out of funds legally available therefor) of, the capital stock of the Corporation in accordance with the preferences and priorities set forth in Sections A.4(a) and A.4(b) above, with such preferences and priorities specifically intended to be applicable in any such merger, consolidation, asset sale, or Change of Control Transaction as if such transaction were a Liquidation Event. In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of this Section A.4, including without limitation, (i) in the case of a merger, consolidation or Change of Control Transaction, causing the definitive agreement relating to such merger, consolidation or Change of Control Transaction to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property, or redeemed, or (ii) in the case of an asset sale, redeeming the capital stock of the Corporation. The Corporation shall promptly provide to the holders of shares of Series A Preferred Stock such information concerning the terms of such merger, consolidation, asset sale, or Change of Control Transaction and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Preferred Stock. The amount deemed distributed to the holders of Series A Preferred Stock upon any such transaction shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity, as applicable. Any election by a Majority Interest pursuant to this Section A.4(c) shall be made by written notice to the Corporation and the other holders of Series A Preferred Stock at least five (5) days prior to the closing of the relevant transaction. Upon the election of such Majority Interest hereunder, all holders of Series A Preferred Stock shall be deemed to have made such election and such election shall bind all holders of the Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, the holders of shares of Series A Preferred Stock or a Majority Interest, as applicable, shall have the right to elect to give effect to the conversion rights contained in Section A.6(a) or the rights contained in Section A.7(e), if applicable, instead of giving effect to the provisions contained in this Section A.4(c) with respect to the shares of Series A Preferred Stock held by such holders.

                  (d) Valuation of Securities of Other Non-Cash Consideration. For purposes of valuing any securities or other noncash consideration to be delivered to the holders of the Series A Preferred Stock in connection with any transaction to which Section A.4(c) is applicable, the following shall apply:

                           (i) If any such securities are traded on a nationally
                  recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of such securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

                           (ii) If any such securities are traded
                  over-the-counter, the value shall be deemed to be the average of the closing bid prices of such securities over the 30-day period ending three (3) business days prior to the closing; and

                           (iii) If there is no active public market for such
                  securities or other noncash consideration, the value shall be the fair market value thereof, as mutually determined in good faith by the Corporation and the holders of a Majority Interest, provided that if the Corporation and the holders of a Majority Interest are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

         5. Redemption.

                  (a) Redemption; Redemption Date. At any time on or after the fifth anniversary of the Closing Date, the holder(s) of a Majority Interest may elect to have all or any portion of the outstanding shares of Series A Preferred Stock redeemed. In such event, the Corporation shall redeem the outstanding shares of Series A Preferred Stock so elected to be redeemed, out of funds legally available therefor, for an amount equal to the aggregate Series A Redemption Price specified in Section A.5(b). Any election by a Majority Interest pursuant to this Section A.5(a) shall be made by written notice to the Corporation and the other holders of Series A Preferred Stock at least fifteen
(15) days prior to the elected redemption date (each date so elected, the "Series A Redemption Date"), which notice shall set forth the percentage of such shares of Series A Preferred Stock to be redeemed from each holder (which percentage so elected on each such Series A Redemption Date shall be the same for each holder). Upon such election, all holders of Series A Preferred Stock shall be deemed to have elected to have their shares of Series A Preferred Stock redeemed pursuant to this Section A.5(a) to the extent provided in such notice and such election shall bind all holders of Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, each holder of shares of Series A Preferred Stock shall have the right to elect to give effect to the conversion rights contained in Section A.6(a) instead of giving effect to the provisions contained in this Section A.5(a) with respect to the shares of Series A Preferred Stock held by such holder.

                  (b) Redemption Price. The price for each share of Series A Preferred Stock redeemed pursuant to this Section A.5 shall be an amount equal to the Series A Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the "Series A Redemption Price"). The aggregate Series A Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Series A Preferred Stock on the applicable Series A Redemption Date.

                  (c) Insufficient Funds. If the funds of the Corporation legally available to redeem shares of Series A Preferred Stock on a Series A Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date, the Corporation shall (i) take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Series A Preferred Stock required to be so redeemed, including, without limitation, (A) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the Delaware General Corporation Law to create sufficient surplus to make such redemption and
(B) incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Series A Preferred Stock, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation became obligated to redeem on the Series A Redemption Date (but which it has not yet redeemed) at such Series A Redemption Price.

                  (d) Interest. If any shares of Series A Preferred Stock are not redeemed on the Series A Redemption Date for any reason, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series A Redemption Price applicable to such unredeemed shares at an aggregate per annum rate equal to twelve percent (12%) (increased by 1% at the end of each three (3) month period thereafter until the Series A Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and to be compounded quarterly; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Series A Redemption Date to the extent permitted by law.

                  (e) Dividends after Redemption Date. In the event that shares of Series A Preferred Stock required to be redeemed are not redeemed and continue to be outstanding, such shares shall continue to be entitled to dividends as provided in Section A.3 until the date on which the Corporation actually redeems such shares.

                  (f) Surrender of Certificates. Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Series A Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series A Redemption Price by certified check or wire transfer; provided, however, that if the Corporation has insufficient funds legally available to redeem all shares of Series A Preferred Stock required to be redeemed, each such holder shall, in addition to receiving the payment of the portion of the aggregate Series A Redemption Price that the Corporation is not legally prohibited from paying to such holder by certified check or wire transfer, receive a new stock certificate for those shares of Series A Preferred Stock not so redeemed.

         6. Conversion. Shares of Series A Preferred Stock shall be converted into Common Stock in accordance with have the following:

                  (a) Voluntary Conversion. The holders of shares of Series A Preferred Stock may convert such shares into Common Stock at any time after the date of issuance of such shares of Series A Preferred Stock as follows:

                           (i) Upon the written election of the holder thereof and without payment of any additional consideration, each outstanding share of Series A Preferred Stock held by such holder shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Original Issue Price by (B) the Conversion Price at the time in effect for such Series A Preferred Stock (the "Conversion Rate"). The initial "Conversion Price" per share for shares of Series A Preferred Stock shall be the Original Issue Price, subject to adjustment as set forth in Section A.7. Any election by a holder of Series A Preferred Stock pursuant to this Section A.6(a)(i) shall be made by written notice to the Corporation, and such notice may be given at any time and from time to time after the Closing Date and through and including the day which is five (5) days prior to the Series A Redemption Date or the closing of any transaction contemplated by Section A.4(c).

                           (ii) Upon the written election of a Majority Interest and without the payment of any additional consideration, all (but not less than all) of the outstanding shares of Series A Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock at the Conversion Rate. Any election by a Majority Interest pursuant to this Section A.6(a)(ii) shall be made by written notice to the Corporation and the other holders of Series A Preferred Stock, and such notice may be given at any time after the Closing Date through and including the date which is five (5) days prior to the closing of any transaction contemplated by Section A.4(c). Upon such election, all holders of the Series A Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section A.6(a)(ii) and such election shall bind all holders of Series A Preferred Stock.

                  (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of Common Stock at the Conversion Rate as of, and in all cases subject to, the closing of the first to occur of (i) the Corporation's first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the offer and sale of shares of the Corporation's Common Stock (A) at a price per share of Common Stock of not less than $8.25 (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, and the like), (B) with respect to which the Corporation receives aggregate net proceeds attributable to sales for the account of the Corporation (after deduction of underwriting discounts and commissions) of not less than $80,000,000 and (C) with respect to which such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market (a "QPO"), or (ii) any one of (A) a merger, consolidation or other transaction in which the holders of the Corporation's voting capital stock immediately prior to such transaction do not hold at least a majority of the voting capital stock of the Corporation or any successor entity immediately after such transaction, (B) a sale of all or substantially all of the Corporation's voting capital stock to a third party not affiliated with the Corporation or its stockholders, or (C) a sale of all or substantially all of the Corporation's assets to a third party not affiliated with the Corporation or its stockholders, provided that, in each case, (1) such transaction values the Common Stock at a price per share of not less than $10.31 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like), (2) the holders of Series A Preferred Stock receive cash and/or unrestricted equity securities of a company, the equity securities of which trade on either the New York Stock Exchange or the Nasdaq National Market, which securities so received are listed for trading on either the New York Stock Exchange or the Nasdaq National Market and have been registered under the Securities Act for immediate resale to the public by the recipients thereof in compliance with the Securities Act, and (3) the holders of Series A Preferred Stock are not required to provide any indemnification or to give any representations and warranties other than as to title to their shares (a "Qualified Sale"). If a closing of a QPO or Qualified Sale occurs, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing.

                  (c) Procedure for Conversion.

                           (i) Voluntary Conversion. Upon election to convert pursuant to Section A.6(a)(i) or (ii), the relevant holder of Series A Preferred Stock shall surrender the certificate or certificates representing the Series A Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or shall deliver an affidavit of loss to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Series A Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of Series A Preferred Stock shall be deemed effective as of the date of surrender of such Series A Preferred Stock certificates or delivery of such affidavit of loss and will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

                           (ii) Automatic Conversion. As of the closing of a QPO or a Qualified Sale (the "Automatic Conversion Date"), all outstanding shares of Series A Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation. On the Automatic Conversion Date, all rights with respect to the Series A Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series

         A Preferred Stock have been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO or Qualified Sale) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered are convertible on the Automatic Conversion Date.

                  (d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common Stock for issuance upon such conversion.

                  (e) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series A Preferred Stock.

         7. Adjustments.

                  (a) Adjustments to the Conversion Price. Except as provided in Section A.7(b) and except in the case of an event described in Section A.7(c), if and whenever after the Closing Date the Corporation shall issue or sell, or is, in accordance with this Section A.7(a), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then, upon such issuance or sale (or deemed issuance or sale), the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale) (including, for this purpose, all shares of Common Stock issuable upon exercise or conversion of any Options (as defined below) or Convertible Securities (as defined below) outstanding as of immediately prior to the Closing Date) multiplied by the then existing Conversion Price and (B) the consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale) by (ii) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale) (including, for this purpose, all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding as of immediately prior to the Closing Date) plus the number of shares of Common Stock so issued or sold (or so deemed issued or sold).

         For purposes of this Section A.7(a), the following shall also be applicable:

                           (i) Issuance of Rights or Options. If the Corporation shall, at any time after the Closing Date, in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), in each case for consideration per share (determined as provided in this paragraph and in Section A.7(a)(vi)) less than the Conversion Price, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section A.7(a)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii) Issuance of Convertible Securities. If the Corporation shall, at any time after the Closing Date, in any manner issue or sell any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section A.7(a)(vi)) less than the Conversion Price, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that (1) except as otherwise provided in Section A.7(a)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and
         (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

                           (iii) Change in Option Price or Conversion Rate. If there shall occur a change in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section A.7(a)(i) or any Convertible Securities referred to in Section A.7(a)(i) or (ii), (B) the purchase price provided for in any Option referred to in Section A.7(a)(i), (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section A.7(a)(i) or (ii) or (D) the rate at which Convertible Securities referred to in Section A.7(a)(i) or (ii) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section A.7(b)), then the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities that are still outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall be increased to the Conversion Price that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or been issued at such higher price, as the case may be.

                           (iv) Stock Dividends. If the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Conversion Price will be adjusted pursuant to this Section A.7(a)(iv); provided, that no adjustment shall be made to the Conversion Price as a result of such dividend or distribution if the holders of the shares of Series A Preferred Stock are entitled to, and do, receive such dividend or distribution in accordance with Section A.3; and, provided, further, that if any adjustment is made to the Conversion Price as a result of the declaration of a dividend and such dividend is not effected, the Conversion Price shall be appropriately readjusted.

                           (v) Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Closing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or the value of such other property that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under Section A.7 with respect to the rights of the holders of the outstanding shares of Series A Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                           (vi) Consideration for Stock. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section A.7(a)(i) or Section A.7(a)(ii), as appropriate). In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section A.7(a)(i) or Section A.7(a)(ii), as appropriate) as determined in good faith by the Board of Directors of the Corporation and a Majority Interest. In case any Options shall be issued in connection with the issuance and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation and a Majority Interest.

                           (vii) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (viii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this Section A.7.

                  (b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion

Price in the case of the issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock; (ii) up to 1,966,400 shares of Common Stock (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) upon exercise of warrants outstanding as of the Closing Date (including warrants issued pursuant to the Note Purchase Agreement (as defined in Section 8(a) below); (iii) up to 2,903,555 shares of Common Stock (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) distributed in accordance with the terms of the Corporation's Employee Stock Ownership Plan Trust, as in effect on the Closing Date and (iv) shares of Common Stock, or options to purchase Common Stock, to directors, officers, employees or consultants of the Corporation (pursuant to the exercise of options or otherwise) in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case issued (A) pursuant to the Corporation's 1996 or 2001 stock option plans, as in effect on the Closing Date, or pursuant to any stock option plan adopted or amended after the Closing Date with the unanimous approval of the Corporation's Board of Directors; provided that the 1996 stock option plan may be amended by a majority of the Corporation's Board of Directors to increase the size of the pool of shares thereunder available for grant by the Corporation by an aggregate of 1,377,416 shares from the number of such shares available on the date hereof (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like), and (B) at a price per share not less than (or, in the case of Options, with an exercise price per share not less than) the fair market value of the Common Stock on the date of grant as determined by the Corporation's Board of Directors (provided that the grant of Options at an exercise price of $4.12 per share in January and February 2001, shall be deemed to be a full market value) (the shares of Common Stock described in subclauses (i), (iii) and (iv), the "Excluded Shares"); provided that, with respect to subclause (iv), the number of such shares included in the Excluded Shares during the period between the Closing Date and the date which is 30 months following the Closing Date (the "Target Date") shall be limited to 3,168,405 (such number to be (i) increased by that number of shares of Common Stock which are subject to purchase pursuant to any Options that are forfeited unexercised by their holders during such 30 months and (ii) appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations and the like), plus such number of additional shares that are issued, or issuable upon exercise of options granted, after the Target Date with the unanimous approval of the Board of Directors of the Corporation.

                  (c) Subdivision or Combination of Common Stock. In case the Corporation shall at any time after the Closing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the Corporation shall at any time after the Closing Date combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to Section A.7(a)(iv) by reason thereof.

                  (d) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  (e) Mergers, Asset Sales and Change of Control Transactions. Other than in connection with any transaction that is a Qualified Sale (which shall be treated under Section A.6(b) above), upon the election of a Majority Interest made in connection with any merger or consolidation of the Corporation with or into another corporation, or any sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall remain outstanding and shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of securities or other property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon such merger, consolidation, or asset sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section A.7 set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in Section A.7 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as possible, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. Any election by a Majority Interest pursuant to this Section A.7(e) shall be made by written notice to the Corporation and the other holders of Series A Preferred Stock at least five (5) days prior to the closing of the relevant transaction. Upon the election of such Majority Interest hereunder, all holders of Series A Preferred Stock shall be deemed to have elected to so participate in such merger, consolidation, or asset sale as provided in this Section A.7(e) and such election shall bind all holders of Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, the holders of shares of Series A Preferred Stock or a Majority Interest, as applicable, shall have the right to elect to give effect to the conversion rights contained in Section A.6 or the rights contained in Section A.4(c), if applicable, instead of giving effect to the provisions contained in this Section A.7(e) with respect to the shares of Series A Preferred Stock held by such holders.

         8. Covenants. The Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Series A Preferred Stock and having obtained the affirmative vote or written consent of the holders of a Majority Interest:

                  (a) declare or pay any dividends or make any distributions of cash, property or securities of the Corporation in respect of its capital stock, or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Series A Preferred Stock pursuant to and as provided in this Certificate of Designations, (ii) the redemption of the Redeemed Shares and the acquisition of the Purchased Options, as defined and provided in the Stock Purchase Agreement, (iii) the redemption or purchase of any Warrants (as such term is defined in that certain Senior Subordinated Convertible Note Purchase Agreement, dated the Closing Date, between the Corporation and the other parties named therein (the "Note Purchase Agreement")), (iv) the repurchase of Excluded Shares described in Section 7(b)(iv) above pursuant to contractual rights held by the Corporation, (v) redemptions or repurchases of Common Stock as may be required to comply with the terms of, or to terminate and wind down, the Corporation's Employee Stock Ownership Plan as in effect on the Closing Date, or
(vi) dividends or distributions payable solely in shares of Common Stock;

                  (b) reclassify any capital stock in a manner that adversely affects the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

                  (c) authorize or issue, or obligate itself to issue, any convertible debt or other debt with any equity participation, (other than the Convertible Notes) any securities convertible into or exercisable or exchangeable for any equity securities, or any other equity security, in any case ranking senior to or on parity with the Series A Preferred Stock as to liquidation, sale or merger preferences, redemption, or dividend rights, or with any special voting rights, or permit any subsidiary of the Corporation to issue any capital stock other than to the Company;

                  (d) amend, alter or repeal (by way of merger, operation of law, or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation or this Certificate of Designations (including, without limitation, increasing the total number of shares of Preferred Stock that the Corporation shall have the authority to issue) or the bylaws of the Corporation as in effect on the Closing Date, or take any other action if such action could adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock; provided, that the Corporation may amend its Certificate of Incorporation or its bylaws if such amendment is reasonably required to consummate a QPO or a Qualified Sale as long as any such amendment does not impair in any material respect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

                  (e) effect any Liquidation Event, or event deemed a Liquidation Event pursuant to Section A.4(c) hereof (other than a Qualified
Sale); or;

                  (f) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of a Majority Interest.

         Further, the Corporation shall not, by amendment, alteration or repeal of the Certificate of Incorporation or this Certificate of Designation (by way of merger, operation of law, or otherwise) or through any Liquidation Event or other reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment. Any successor to the Corporation shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series A Preferred Stock.

         9. Notice; Adjustments.

                  (a) Liquidation Events, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, event deemed a Liquidation Event pursuant to Section A.4(c) hereof, Qualified Sale, QPO or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock at least thirty
(30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, event deemed a Liquidation Event pursuant to Section A.4(c) hereof, Qualified Sale, QPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Series A Preferred Stock or Common Stock each holder of Series A Preferred Stock would receive pursuant to the applicable provisions of this Certificate of Designations, and (3) the facts upon which such amounts were determined.

                  (b) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth in detail (i) such adjustment or readjustment, (ii) the Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

                  (c) Waiver of Notice. The holder or holders of a Majority Interest may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

         10. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series A Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Vice President and Secretary this 23rd day of February, 2001.


                              LAWSON SOFTWARE, INC.


                              By: /s/ Bruce McPheeters
                                  ----------------------------------------------
                                  Bruce McPheeters, Vice President and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LAWSON SOFTWARE, INC.


         The undersigned hereby certifies that at a meeting of the stockholders of Lawson Software, Inc., a Delaware corporation (the "Corporation") duly called and held on August 29, 2001, the amendment to its certificate of incorporation set forth below was duly adopted in accordance with the provisions of section 242 of the Delaware General Corporation Law, and that such amendment has not been subsequently modified or rescinded:

                  RESOLVED, that the first paragraph of Article IV of the certificate of incorporation of the Corporation shall be deleted in its entirety and replaced with the following:

                  "The total number of shares which the corporation is authorized to issue is 800,000,000 shares as follows: 750,000,000 shares of common stock, par value $.01 per share (the "Common Stock") and 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")."


         IN WITNESS WHEREOF, I have executed this certificate this 30th day of August, 2001.


                                       /s/ Bruce B. McPheeters
                                       -----------------------------------------
                                           Bruce B. McPheeters
                                           Secretary